     As filed with the Securities and Exchange Commission on June 18, 1998.
                                                      Registration No. 333-48173

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          -----------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                            RELIASTAR FINANCIAL CORP.
           (Exact name of the Registrant as specified in its charter)

                 DELAWARE                                41-1620373
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 372-5479
                (Address and telephone number of the Registrant's
                          principal executive offices)

                                RICHARD R. CROWL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            RELIASTAR FINANCIAL CORP.
                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401
                                 (612) 372-5479
            (Name, address and telephone number of agent for service)
                           ---------------------------
                                    copy to:
                                Thomas G. Morgan
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                          -----------------------------

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                     REMOVAL OF SECURITIES FROM REGISTRATION

         The offering described in the Registration Statement has terminated. The Registrant hereby removes from registration 13,884 shares of its Common Stock, $.01 par value per share, representing the securities that remain unsold at the termination of the offering. This post-effective amendment is being filed solely to remove these securities from registration.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-48173 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 15, 1998.

                                 RELIASTAR FINANCIAL CORP.


                                 By  /s/ Richard R. Crowl
                                    --------------------------------------------
                                          Richard R. Crowl
                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY